EXHIBIT 10.1

[Form of Restricted Stock Award Agreement under the 2005 Equity Incentive Plan (Non-Employee Director)]

RESTRICTED STOCK AWARD AGREEMENT
UNDER THE
KENEXA CORPORATION 2005 EQUITY INCENTIVE PLAN

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made by and between Kenexa Corporation, a Pennsylvania corporation, (the “Company”) and [GRANTEE] (the “Grantee”).

WHEREAS, the Company maintains the Kenexa Corporation 2005 Equity Incentive Plan (the “Plan”) for the benefit of its employees, directors, consultants, and other individuals who provide services to the Company; and

WHEREAS, the Plan permits the grant of Restricted Stock; and

WHEREAS, to compensate the Grantee for his service to the Company as a director and to further align the Grantee’s financial interests with those of the Company’s stockholders, the Company desires to award the Grantee a number of Shares, subject to the restrictions and on the terms and conditions contained in the Plan and this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.             Award of Restricted Shares.  The Company hereby awards the Grantee 2,700 Shares of Restricted Stock, subject to the restrictions and the terms and conditions set forth in this Agreement (the “Restricted Shares”).  The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein.  Except as otherwise provided herein, capitalized terms herein will have the same meaning as defined in the Plan.

2.             Vesting of Restricted Shares.  The Restricted Shares are subject to forfeiture to the Company until they become nonforfeitable in accordance with this Section 2.  While subject to forfeiture, the Restricted Shares may not be sold, pledged, assigned, otherwise encumbered or transferred in any manner, whether voluntarily or involuntarily by the operation of law.

(a)           Vesting Based on Continued Service.  One Hundred Percent (100%) of the Restricted Shares will become nonforfeitable on the date immediately preceding the Company’s 2008 annual meeting of shareholders, provided that the Grantee has remained in continuous service with the Company or a Subsidiary through such date.

(b)           Vesting Upon Change in Control.  Notwithstanding Section 2(a), if a Change in Control occurs and the Grantee remains in continuous service to the Company through the date of that Change in Control, all of the Restricted Shares will become nonforfeitable immediately prior to (and contingent on) the occurrence of that Change in Control.

(c)           Unvested Shares Forfeited Upon Cessation of Service.  Upon any cessation of the Grantee’s service with the Company (whether initiated by the Company, Grantee or otherwise): (i) any Restricted Shares that are not then nonforfeitable will immediately and automatically, without any action on the part of the Company, be forfeited, and (ii) the Grantee will have no further rights with respect to those Shares.

3.             Issuance of Shares.

(a)           The Company will cause the Restricted Shares to be issued in the Grantee’s name either by book-entry registration or issuance of a stock certificate or certificates.

(b)           While the Restricted Shares remain forfeitable, the Company will cause an appropriate stop-transfer order to be issued and to remain in effect with respect to the Restricted Shares.  As soon as practicable following the time that any Restricted Share becomes nonforfeitable (and provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Share), the Company will cause that stop-transfer order to be removed.  The Company may also condition delivery of certificates for Restricted Shares upon receipt from the Grantee of any undertakings that it may determine are appropriate to facilitate compliance with federal and state securities laws.

(c)           If any certificate is issued in respect of Restricted Shares, that certificate will be legended as described in Section 9(b) of the Plan and held in escrow by the Company’s secretary or his or her designee.  In addition, the Grantee may be required to execute and deliver to the Company a stock power with respect to those Restricted Shares.  At such time as those Restricted Shares become nonforfeitable, the Company will cause a new certificate to be issued without that portion of the legend referencing the previously applicable forfeiture conditions and will cause that new certificate to be delivered to the Grantee (again, provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Shares).

4.             Substitute Property.  If, while any of the Restricted Shares remain subject to forfeiture, there occurs a merger, reclassification, recapitalization, stock split, stock dividend or other similar event or transaction resulting in new, substituted or additional securities being issued or delivered to the Grantee by reason of the Grantee’s ownership of the Restricted Shares, such securities will constitute “Restricted Shares” for all purposes of this Agreement and any certificate issued to evidence such securities will immediately be deposited with the secretary of the Company (or his or her designee) and subject to the escrow described in Section 3(c), above.

5.             Rights of Grantee During Restricted Period.  The Grantee will have the right to vote the Restricted Shares and to receive dividends and distributions with respect to the Restricted Shares; provided, however, that any cash dividends or distributions paid in respect of the Restricted Shares while those Shares remain subject to forfeiture will be delivered to the Grantee only if and when the Restricted Shares giving rise to such dividends or distributions become nonforfeitable.

6.            Securities Laws.  The Board may from time to time impose any conditions on the Restricted Shares as it deems necessary or advisable to ensure that the Restricted Shares are issued and resold in compliance with the requirements of any stock exchange or quotation system upon which the Shares are then listed or quoted, the Securities Act of 1933, and all other applicable laws.

7.            Tax Consequences.  The Grantee acknowledges that the Company has not advised the Grantee regarding the Grantee’s income tax liability in connection with the Restricted Shares.  The Grantee has had the opportunity to review with his or her own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement.  The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

8.             The Plan.  This Award of Restricted Shares is subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan, as such Plan may be amended from time to time in accordance with the terms thereof.  Pursuant to the Plan, the Board is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate and proper.  A copy of the Plan in its present form has been provided to the Grantee and is also available for inspection during business hours by the Grantee at the Company’s principal office.  All questions of the interpretation and application of the Plan and the Grantee shall be determined by the Board and any such determination shall be final, binding and conclusive.

9.             Entire Agreement.  This Agreement, together with the Plan, and other exhibits attached thereto or hereto, represents the entire agreement between the parties and supersedes any and all prior or contemporaneous discussions, understandings or any agreements of any nature, written or otherwise, relating to the subject matter hereof..

10.          Governing Law.  This Agreement will be construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

11.          Amendment.  This Agreement may only be amended pursuant to the terms of the Plan.

12.          Execution.  This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, the Company’s duly authorized representative and the Grantee have each executed this Restricted Stock Award Agreement on the date indicated below, respectively.

KENEXA CORPORATION

_______________________________
By:
Title:

Date: __________________________

[GRANTEE]

Signature: _______________________

Date: ____________________________